S-1/A 1 sapc_s1a.htm FORM S-1/A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Amendment 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Salient Products Corporation
(Name of registrant as specified in its charter)

Nevada	7371	27-4038696
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1852 31st Street
San Diego, CA 92102
(Address and telephone number of registrant’s principal executive offices)

Shehzad Peermahomed
Salient Products Corporation
1852 31st Street
San Diego, CA 92102
206-426-1775
(Name, address and telephone number of agent for service)

Copy to:

Diane Dalmy, Attorney at Law and Escrow Agent
8965 West Cornell Place
Lakewood, Colorado 80227
(303) 985-9324

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer.  See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001	4,000,000	$0.01	$40,000	$4.64

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our common stock involves a high degree of risk. A potential investor should carefully consider the factors described under the heading “Risk Factors” beginning at page 7.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED August 30 , 2011.

The information in this prospectus is not complete and may be changed.  The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated August 30 , 2011

SALIENT PRODUCTS CORPORATION

4,000,000 Shares of Common Stock
$0.01 per share
$40,000 Maximum Offering

Salient Products Corporation (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Salient Products Corporation and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts, all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased by any sole investor or organization . Shehzad Peermahomed, the sole officer and director of Salient Products Corporation, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

	Per Share	Total
Initial public offering price	$0.01	$40,000
Underwriting discounts and commissions	$0.0	$0.0
Proceeds, before expenses, to us	$0.01	$40,000

The proceeds from the sale of the shares in this offering will be payable to Diane D. Dalmy Trust Account, who is also our counsel.  A Trust Account will hold all the subscription funds pending placement of the entire offering.  This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be promptly returned to investors, without interest or deduction. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system as reflected in the records of the insured depository institution is the only factor assessed in determining whether the maximum offering condition has been met.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering. The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Salient Products Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Salient Products Corporation is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no public market for Salient Products Corporation’s common stock.

Item 3. Prospectus Summary.

This summary highlights certain information contained elsewhere in this prospectus.  You should read the following summary together with the more detailed information regarding Salient Products Corporation (“Us,” “We,” “Our,” “Salient,” “Salient Products,” the “Company,” or “the Corporation”) and our financial statements and the related notes appearing elsewhere in this prospectus.

The Company Our Business
Salient Products Corporation was incorporated in the State of Nevada on November 19th, 2010.  Salient Products Corporation is a development stage company with a principal business objective of selling computer software programs.  The Company plans to have its initial software product be a PC-based software application for end users.  The software application will be a module that allows the end-user to control multiple social networking and digital content online accounts in one place.  This will be of particular interest to end users who want to have one central location to control their multiple online accounts for entertainment, social networking, blogging, and more.  We plan to stay on the cutting edge of the constantly changing online  and software application market and our goal is to create a quality reputation within the software community and marketplace.  Salient Products conducted research on various marketing venues and plans to sell our initial applications through our own online retail website to end users who want to manage their multiple accounts with other online providers from one central software application.

Salient Products Corporation is a development stage company that has not commenced its planned principal operations. Salient Products Corporation operations to date have been devoted primarily to start-up and development activities.  Our Founder and past President, Matthew Turnbull, has performed some of the development activities to date, which include the following:

1. Formation of the Company;
2. Conducted research on software application user demographics.
3. Development of the Salient Products Corporation business plan;
4. Development of initial design and structure for desktop applications;

On March 21, 2011, Mr. Turnbull appointed our current President, Shehzad Peermahomed, to President, Director, Officer, and Secretary of the Company and subsequently resigned. Mr. Peermahomed has performed the following duties to date:

4. Conducted research on three major marketing channels/strategies including online advertising, press and media attention, and online sales;
5. Formulated product development and marketing strategies for product lines to include:

    - Desktop application to act as hub for managing multiple accounts with online providers including:
    - Blogging web sites like www.blogger.com and www.wordpress.com
    - Online photo web sites such as www.flickr.com and www.photobucket.com
    - Social networking web sites like www.facebook.com and www.twitter.com;

6. Secured web site domain www.salientproducts.com;

Salient Products Corporation is attempting to become operational and anticipates sales to begin during the third quarter of operations following the completion of our offering.  In order to generate revenues, Salient Products Corporation must address the following areas:

1. Finalize and implement our long-term marketing plan:  In order to effectively penetrate our targeted market, Salient Products will use a long-term but multi-faceted marketing plan that includes a high-end web site, target users of blog web sites, photo web sites, and social networking web sites, and target specific distribution channels using online advertising and media/press attention.  Our long-term goal is to have independent commissioned sales representatives will work as middlemen between Salient Products and any potential retailers or other web sites that wish to offer our products.  Their responsibilities will include approaching any/all appropriate online retailers, work trade shows and employ creative marketing techniques to attract other web sites and stores to offer our products. .  This long term marketing plan is entirely dependent on future financing and thus may not occur. The Company currently does not have any engagements, agreements, or contracts with independent commissioned sales representatives.

2. Tailor our website: Salient Products has secured the web domain located at www.salientproducts.com.  The site is currently under construction and we plan to incorporate this site with strategic vertical market e-commerce retailers.  We have budgeted the necessary funding to develop a quality site.

3. Constantly monitor our market: We plan to constantly monitor our target market and adapt to consumers’ needs, wants and desires.  To be successful we plan to evolve and diversify our product lines to satisfy the consumer.

4. Run our Company ethically and responsibly. Conduct our business and ourselves ethically and responsibly.

Our Statement of Organization:
We were incorporated in Nevada on November 19, 2010, as Salient Products Corporation  Our principal executive offices are located at 1852 31st Street, San Diego, CA 92102 .  Our phone number is 206-426-1775.

The Offering
The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.
Number of Shares Being Offered:	The Company is offering 4,000,000 shares of common stock, par value $0.001
Offering Price per share	$0.01
Offering Period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned from the escrow account and returned to the investors, without interest or deduction.

Escrow Account:
The subscription proceeds from the sale of the shares in this offering will be payable to Diane D. Dalmy Trust Account and will be deposited in a non-interest bearing law office trust bank account until all offering proceeds are raised. All subscription agreements and checks should be delivered to Diane Dalmy. Failure to do so will result in checks being returned to the investor who submitted the check. Salient Products Corporation’s escrow agent, Diane Dalmy acts as legal counsel for Salient Products Corporation and is therefore not an independent third party.

Gross Proceeds to Company:	$40,000
Use of Proceeds:	We intend to use the proceeds to expand our business operations.
Number of Shares Outstanding Before the Offering:	10,000,000 common shares
Number of Shares Outstanding After the Offering:	14,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Salient Products Corporation assets, book value, historical earnings, or net worth.

Salient Products Corporation will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, equipment, office supplies, salaries/contractors, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. Salient Products has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Salient Products Corporation common stock exists.  Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Salient Products Corporation financial statements.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with financial statements, related notes and other financial information included in this prospectus.

Salient Products Corporation
((A Development Stage Enterprise)
STATEMENT OF OPERATIONS

			November 19, 2010
	For the Three Months Ended	For the Six Months Ended	(inception)
			through
	May 31,		May 31,
	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)

Revenues	$-	$-	$-

EXPENSES
Operating Expenses
General and administrative	4,906	5,406	5,406
Total operating expenses	4,906	5,406	5,406

Net loss from operations		(5,406)	(5,406)

NET LOSS	$-	$(5,406)	$(5,406)

BASIC AND DILUTED LOSS PER SHARE	$-	$(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of the financial statements.

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below.  You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.  Any of the following risks could adversely affect our business, financial conditions and results of operations.

Risks Related To the Company

(1)Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis.    We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  Management plans to continue to provide for its capital needs through related party advances.  Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

(2) The  Company’s Needs Could Exceed The Amount Of Time Or Level Of Experience That Our Sole Officer And Director May Have.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Shehzad Peermahomed. While Mr. Peermahomed has business experience including financial management and technology experience; he does not have extensive experience in a public company setting, including serving as a principal accounting officer or principal financial officer. Nor does Mr. Peermahomed have any experience running a software company.  Mr. Peermahomed has extensive experience in the financial services industry, but he has never been an officer or director of a software company.

Mr. Peermahomed spends at least ten (10) hours per week on the Company’s needs, or about twenty-five (25) percent of his time.  Mr. Peermahomed also is a founding member and managing Director of Mane Decessus, Inc, an investment holding company and venture capital firm that competes for his time.  We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

(3) Since We Are A Development Stage Company, The Company Has Generated No Revenues And Does Not Have An Operating History.

The Company was incorporated on November 19, 2010; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

(4) We Don’t Have Any Substantial Assets And Are Totally Dependent Upon The Proceeds Of This Offering To Fully Fund Our Business.  If We Do Not Sell The Shares In This Offering We Will Have To Seek Alternative Financing To Complete Our Business Plans Or Abandon Them.

Salient Products Corporation has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated any cash from operations to be profitable.  Unless the Company begins to generate sufficient revenues to finance operations as a going concern, Salient Products Corporation may experience liquidity and solvency problems.  Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available to Salient Products Corporation in the event it does not have adequate proceeds from this offering. However, Salient Products Corporation believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

(5)  We Cannot Predict When Or If We Will Produce Revenues, Which Could Result In A Total Loss Of Your Investment If We Are Unsuccessful In Our Business Plans.

We have not sold any software to date and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

(6) Our performance depends on market acceptance of our products.

The ability to develop software applications that the market finds desirable and willing to purchase is critically important to our success. We cannot be certain that the desktop software products that we offer will be appealing to the market and as a result there may not be any demand and our sales could be limited and we may never realize any revenues.  In addition, there are no assurances that if we alter, or develop new software products in the future that the market’s demand for these will develop and this could adversely affect our business and any possible revenues.

(7) We depend on strategic marketing relationships.

We expect our future marketing efforts will focus in part on developing business relationships with companies that seek to augment their businesses by offering our products to their customers. Our inability to enter into and retain strategic relationships, or the inability of such companies to effectively market our products, could materially and adversely affect our business, operating results and financial condition.

(8) We Are Dependent On The Services Of A Certain Key Employee And The Loss Of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chairman and Chief Executive Officer, Shehzad Peermahomed.  His past experience with financial advisory and management makes the Company dependent on his abilities.  Our continued success also depends on our ability to attract and retain qualified personnel.  We believe that Mr. Peermahomed possesses valuable financial and business development knowledge, experience and leadership abilities that would be difficult in the short term to replicate.  The loss of him as a key employee could harm our operations, business plans and cash flows.

(9) Rapidly changing technology and substantial competition may adversely affect our business.

Our business is subject to rapid changes in technology. We can provide no assurances that research and development by competitors will not render our technology obsolete or uncompetitive. We compete with a number of software design companies that have technologies and products similar to those offered by us and have greater resources, including more extensive research and development, marketing and capital than us. We can provide no assurances that we will be successful in marketing our existing products and developing and marketing new products in such a manner as to be effective against our competition. If our technology is rendered obsolete or we are unable to compete effectively, our business, operating results and financial condition will be materially and adversely affected.

(10) Defects in our software products may adversely affect our business.

Complex software such as the software developed by Salient Products may contain defects when introduced and also when updates and new versions are released. Our introduction of software with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, financial condition and results of operations.

(11) The Software Industry Is Highly Competitive.  If We Cannot Develop And Market Desirable Software Products That The Public Is Willing To Purchase, We Will Not Be Able To Compete Successfully.  Our Business May Be Adversely Affected And We May Not Be Able To Generate Any Revenues.

Salient Products Corporation has many potential competitors in the desktop computer software industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of the Company’s competitors also offer a wider range of software products; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, customer desires, as well as undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Salient Products’ endeavors.  Salient Products cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

(12)  Our Growth May Require Additional Capital, Which May Not Be Available.

Salient Products Corporation has limited capital resources. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force Salient Products Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Salient Products Corporation in the event it does not have adequate proceeds from this offering. However, we believe that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

Risks Related To This Offering

(13)We Are Selling This Offering Without An Underwriter And May Be Unable To Sell Any Shares.  Unless We Are Successful In Selling All of The Shares And Receiving The Proceeds From This Offering, We May Have To Seek Alternative Financing To Implement Our Business Plans And You Would Receive A Return Of Your Entire Investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions.  He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

(14)  Due To The Lack Of A Trading Market For Our Securities, You May Have Difficulty Selling Any Shares You Purchase In This Offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Salient Products Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

(15) Investors In This Offering Will Bear A Substantial Risk Of Loss Due To Immediate And Substantial Dilution.

The principal shareholder of Salient Products Corporation is Shehzad Peermahomed who also serves as its Director, President, Secretary, and Treasurer.  Mr. Peermahomed acquired 10,000,000 restricted shares of Salient Products Corporation common stock at a price per share of $0.001 for a $10,000 equity investment.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

(16)  Purchasers In This Offering Will Have Limited Control Over Decision Making Because Shehzad Peermahomed, Salient Products Corporation’s Officer, Director, And Shareholder Controls All Of Salient Products Corporation Issued And Outstanding Common Stock.

Presently, Shehzad Peermahomed, Salient Products’s Director, President, Secretary, and Treasurer beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Salient Products Corporation security holders, including the election of directors. Mr. Peermahomed would retain 71.4% ownership in Salient Products Corporation common stock assuming the maximum offering is attained.  Such concentrated control may also make it difficult for Salient Products Corporation stockholders to receive a premium for their shares of Salient Products Corporation common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Salient Products Corporation. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

(17)  We Will Incur Ongoing Costs And Expenses For SEC Reporting And Compliance.  Without Revenue We May Not Be Able To Remain In Compliance, Making It Difficult For Investors To Sell Their Shares, If At All.

Our business plan allows for the estimated $5,500 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

(18) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Purchase Price.

The per share purchase price has been arbitrarily determined by us without independent valuation of the shares.   The price per share in the recent sale of our stock to our founder, Shehzad Peermahomed, was at par value ($0.001), and was not based on perceived market value, book value, or other established criteria and bears no relationship the price per share in this offering.  We did not obtain an independent appraisal opinion on the valuation of the shares.  Accordingly, the shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(19) Our CEO, Mr. Peermahomed, has no experience as an officer or director of a software company and may not be able implement our business plan or generate any revenue from sales of our products.

Mr. Peermahomed does not have experience running a desktop software solutions company and has never been an officer or director of a software company.  Accordingly, Mr. Peermahomed may not be able to implement our plan or generate any revenue from the sale of our intended products.  There can be no assurance that we will be able to attract and hire officers or directors with experience in the software industry to implement the business plan in the event that Mr. Peermahomed is otherwise unsuccessful in doing so.

(20)  We are not a fully reporting company under the Exchange Act of 1934, as amended, and thus subject only to the reporting requirements of Section 15(d)

Until our common stock is registered under the Exchange Act of 1934, as amended (the “Exchange Act”), we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act.  Section 15(d) of the Exchange Act requires issuers to file periodic reporting with the Securities and Exchange Commission when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act of 1933, as amended. The purpose of Section 15(d) is to ensure that investors who buy securities in registered offerings are provided with the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations i.e, under Section 13 of the Exchange Act.

Therefore, our shareholders will not receive the same disclosure and public information on an ongoing basis as would shareholders in a fully reporting company under Section 12 of the Exchange Act. We are not subject to the proxy rules, Section 16 short-swing profit provisions, going-private regulations, beneficial ownership reporting and a substantial portion of the tender offer rules.

The reporting obligations under Section 15(d) are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300 unless we file a registration statement with the Securities and Exchange Commission under Section 12 of the Securities Act.  Our management, however, fully intends to file on an ongoing basis all periodic reports required under the Exchange Act.

(21)Our attorney is also serving as our escrow agent, which may present potential conflict of interest regarding this relationship since our escrow agent is not an independent third party.

Our escrow agent is not a disinterested third party with associated impartiality. Our attorney is also serving as our escrow agent and, therefore, this relationship may present potential conflict of interest since our attorney is acting in both capacities. As our attorney, Diane Dalmy has a responsibility to carry out her duties in an honest and businesslike manner and within the scope of authority. As our escrow agent, Diane Dalmy will be entrusted with and responsible for the oversight of our assets and funds deposited into escrow. This may present certain potential conflicts of interest including, but not limited to: (i) in the event of a dispute regarding the claims by an investor of escrowed funds held by the escrow agent on our behalf; (ii) the lack of an unbiased escrow agent in the event certain issues should arise; and (iii) the potential for our escrow agent to represent our best interests above those of the investor regarding escrowed funds. Diane Dalmy, as our escrow agent and our attorney, is expected to act in the best interests of and fulfill her fiduciary duty to us and our investors.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about Salient Products Corporation business, financial condition, and prospects that reflect Salient Products Corporation management’s assumptions and beliefs based on information currently available. Salient Products Corporation can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Salient Products Corporation assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Salient Products Corporation’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that Salient Products Corporation expects to market, Salient Products Corporation’s ability to establish a customer base, management's ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Salient Products Corporation functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Item 4. Use of Proceeds.

Selling all of the shares in the offering will result in $40,000 gross proceeds to Salient Products Corporation. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering. Salient Products Corporation intends to use the proceeds from this offering as follows:

Application of Proceeds (1)		% of Total

Total Offering Proceeds	$40,000	100.00

Offering Expenses:

Legal & Professional Fees	1,500	3.75
Accounting Fees	2,500	6.25
EDGAR Fees	700	1.75
Blue-sky Fees	800	2.00
Total Offering Expenses	$5,500	13.75

Use of Net Proceeds:

Accounting fees	2,500	6.25
Legal and Professional Fees	1,000	2.50
Office Equipment and Furniture	0	0.00
Office Supplies	500	1.25
Product Development (2)	12,000	30.00
Wages/Contractors (3)	6,000	15.00
Sales and Marketing	8,000	20.00
Working Capital (4)	4,500	11.25
Total Use of Net Proceeds	$34,500	86.25

Total Use of Proceeds	$40,000	100.00

Note:

(1)	The above figures represent only estimated costs.
(2)	The category of Product Development includes, but is not limited to designing and developing PC-based desktop software and a website.

(3)
The category of Wages/Contractors includes, but is not limited to fees associated with contract labor such the designing and building of a website for the company.  The company will not be using the funds to pay the President and CEO, Mr. Shehzad Peermahomed.

(4)
The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses. The funds designated as working capital will also be used to pay associated costs with being a publicly reporting company. In the event insufficient funds are allocated to working capital for the payment of such expenses, we intend to obtain such funding from future private offerings of our equity or loans from related parties.

Item 5. Determination of Offering Price.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Salient Products Corporation’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

Item 6. Dilution.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Salient Products Corporation issued and outstanding stock. This is due in part because of the common stock issued to the Salient Products Corporation officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share.  Please refer to the section titled “Certain Transactions”, herein, for more information. Salient Products Corporation net book value on May 31, 2011 was $ 4,594.  Assuming all 4,000,000 shares offered are sold, and in effect, Salient Products Corporation receives the maximum estimated proceeds of this offering from shareholders, Salient Products will have tangible net assets of $39,094.

Corporation net book value will be approximately $0.0028 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0072 per share while the Salient Products Corporation present stockholder will receive an increase of $0.0023 per share in the net tangible book value of the shares that he holds. This will result in a 71% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased shares in Salient Products Corporation previously:

Existing Shareholder Per Share Data

Price Per Share	$0.0010

Net Tangible Book Value Per Share Before the Offering	$0.0005

Potential gain to existing shareholders	$0. 0023

Net Tangible Book Value Per Share After the Offering	$0. 0028

Increase in tangible book value per share to Original Shareholders	$0. 0023

Capital Contributions	$10,000

Number of Shares outstanding before offering	10,000,000

Number of Shares after offering held by existing shareholders	10,000,000

Percentage of Ownership after offering	71%

Purchasers Per Share Data and Ownership of Shares in this offering based on the maximum offering

Price Per Share	$0.010

Dilution per share	$0. 0072

Net Capital Contributions	$40,000

Percentage of capital Contributions (gross)	80%

Number of shares after offering held by Public investors	4,000,000

Percentage of ownership after offering	29%

Item 8. Plan of Distribution.

Offering will be Sold by Our Officer and Director.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Shehzad Peermahomed, the sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances. In offering the securities on our behalf, Mr. Peermahomed will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In his endeavors to sell this offering, Mr. Peermahomed does not intend to use any mass-advertising methods such as the Internet or print media.

Mr. Peermahomed will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Peermahomed is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.
Mr. Peermahomed is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Peermahomed is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.
Mr. Peermahomed is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Salient Products Corporation (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Salient Products Corporation and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased by any sole investor or organization. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system as reflected in the records of the insured depository institution is the only factor assessed in determining whether the maximum offering condition has been met.

Shehzad Peermahomed, the sole officer and director of Salient Products Corporation, intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Salient Products Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Salient Products Corporation has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Salient Products Corporation were to enter into such arrangements, Salient Products Corporation will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Salient Products Corporation has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Salient Products Corporation has not identified the specific states where the offering will be sold. Salient Products Corporation will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Diane D. Dalmy Trust Account (“Trust Account”) and will be deposited in a non-interest bank account until all offering proceeds are raised. A separate escrow account will be established at US Bank, N.A. on our behalf and all such proceeds from this Offering shall be deposited and remain segregated from any other funds held by our escrow agent. All subscription agreements and checks should be delivered to Diane Dalmy, 8965 West Cornell Place, Lakewood, Colorado, 80227.  Failure to do so will result in checks being returned to the investor who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to Salient Products Corporation until such a time as the entire offering is sold. If the entire offering is not sold and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.   Please be advised that the escrow account for deposit of all offering proceeds will be a separate escrow account created and established specifically and only to hold deposited funds received relating solely to this offering.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Diane Dalmy, 8965 West Cornell Place, Lakewood, Colorado, 80227.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. Salient Products Corporation reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Salient Products Corporation accepts a subscription, the subscriber cannot withdraw it.

Item 9. Description of Securities to be Registered.

Salient Products Corporation’s authorized capital stock consists of 70,000,000 shares of common stock with a par value $0.001, and 5,000,000 shares of preferred stock with a par value $0.001 per share.

COMMON STOCK

Salient Products Corporation’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

     1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

     2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

     3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     4. Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Salient Products Corporation common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Salient Products Corporation directors. After this offering is completed, and assuming all 4,000,000 shares being offered are sold, present stockholders will own approximately 71% of our outstanding shares.

PREFERRED STOCK

Salient Products Corporation has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $0.001 as stated in the Articles of Incorporation.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Salient Products Corporation stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Salient Products Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Salient Products Corporation does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Salient Products Corporation will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

Item 10. Interest of Named Experts and Counsel.

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to November 30, 2010, included in this prospectus has been audited by Peter Messineo Certified Public Accountant, PCAOB Registered Auditor, 1982 Otter Way, Palm Harbor, Florida 34685. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Diane Dalmy is counsel for our Company who has given an opinion on the validity of the securities being registered, which opinion appears elsewhere in this registration statement.  Ms. Dalmy has no direct or indirect interest in us.

Item 11. Information with Respect to the Registrant.

Description of Business

General Information

Salient Products Corporation was incorporated in the State of Nevada on November 19, 2010 under the same name. Since inception, Salient Products Corporation has not generated any revenues and has accumulated losses in the amount of $500.00 as of February 28, 2011. Salient Products Corporation has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Salient Products Corporation has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, Salient Products Corporation has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from sales of its software products.  We believe that, if we obtain the proceeds from this offering, we will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months. Salient Products Corporation's administrative office is located at 1852 31st Street, San Diego, CA 92102 . Salient Products Corporation's fiscal year end is November 30.

Business Overview

Salient Products Corporation is a development stage software development company located in San Diego , CA.  The company intends for its initial software products to include a PC-based software application that allows the end user to update and be updated by many of their favorite web services from within one simple-to-use application.  The ability for the end user to connect with many of his or her favorite web services from one application could position the Company among larger companies in a competitive market.  We plan to stay on the cutting edge of the constantly changing software market and to create a reputation with the consumer of providing easy to use and attractive applications with the features that consumers desire.  This market dictates that new software features and updates be introduced on a regular basis.

Our initial software product is planned to be the framework and basic code for a desktop application that puts many of the end users’ favorite web services at their fingertips at once.  Companies like Facebook, Flickr, and many others allow develops to access their API (Application Programming Interface), which in turn allows Salient Products access to certain content and services from those companies’ web sites.  This content and these services can then be arranged and displayed from within Salient’s software product(s).  Using the rules set forth in their APIs, many companies will allow not only content to be downloaded but also uploaded to their site from within a software application like the one Salient is seeking to build.

Salient Products seeks to become approved developers for many of the most recognizable companies and build a software product that streamlines the user’s efforts and allows them to see and post content from multiple web sites/services from one single application. We anticipate that the end user could choose to download and upload content to web sites such as:

•	Facebook (www.facebook.com)

•	Twitter (www.twitter.com)

•	Yahoo! Flickr (www.flickr.com)

•	Photobucket (www.photobucket.com)

•	Blogger (www.blogger.com)

•	WordPress (www.wordpress.com)

The end user will need to enter their specific username and password for each of these services and that will be held within the Company’s application so that they don’t need to login to these sites over and over. Salient desires to partner with as many of the most popular sites as possible but understands that this development can take time.  We plan to launch our initial product with access to at least three top sites/services and will include more if possible. Our target market for our software application will be the same as the target market for the sites named above – primarily young men and women who are active users of social media, online photo, and blogging web services.

Our President, Mr. Peermahomed is prepared to interview potential software developers to bring into the project but currently the Company has no written agreements or contracts in place with any software developers or designers.  Our target market for our initial software application is the users of some of today’s most popular web sites, including FaceBook , WordPress, and Twitter.

Current Management is comprised of Shehzad Peermahomed, CEO and President. Mr. Peermahomed has 17 years of experience in financial services and management.  Mr. Peermahomed has worked as an Investment Advisor for InterFirst Capital Corp., a Financial Advisor with GlobaLink Securities, Inc., and President of First Atlanta Securities.  From June of 2002 until May 2008, Mr. Peermahomed founded and operated his own financial advisory business in Santa Monica, CA, which provided consulting advice for Insurance, Real Estate and Estate Planning to a client base with over $130 million in assets.

In June of 2008 until Present, Mr. Peermahomed is a founding member and managing Director of Mane Decessus, Inc, an investment holding company and venture capital firm.  Mr. Peermahomed analyzes and reviews business plans and prospectuses and directs investments for the firm’s clients in the Real Estate, Health Care, Retail and Technology arenas.

Acknowledging the inherent risks involved in software development, we will assess the need for any patents or trademarks on a continuing basis to protect our main applications.  Once the process is initiated, applications are initially protected under the Patent Pending Process provision while completing the full patenting process.  This protection will cover the United States, initially, also giving first priority to the European Community.

Distribution

The Company plans to initially focus its effort of distribution through online sales directly to the consumer.  With our limited resources, the cost efficiencies involved in online sales is our targeted method for the distribution of our products.  The company has secured a distinctive URL (web address) in www.salientproducts.com.  A portion of the funds raised by this offering (see “Use of Proceeds”) will go toward developing our web site.  Currently, the company does not have a web site in place but desires to build a web site upon completion of this offering. We have used the Web Design Cost Calculator at www.howmuchshouldawebsitecost.com to estimate the cost of a fully functioning website with ecommerce functionality to be between $5,000 and $9,000.  While it is possible that the costs for a fully functional website could greatly exceed $5,000 to $9,000, we believe that we can have a third party web development company build a website to our specifications that will generate revenues for a price in that range.  Such a website would be comprised of company information, every product that we offer, and the ability to generate sales with just a few clicks of the mouse.  The proposed web site would include efforts by the Company to engage in SEO (Search Engine Optimization) and cross-marketing/linking with other software-related and social networking web sites to drive traffic to www.salientproducts.com.  At this time, no other web sites or companies have been engaged, negotiated with, or contracted to participate in cross-linking or cross-marketing with the Company with regard to web site related activities.

Product Development

We believe that with the wild popularity of social networking and digital content web sites, there exists a substantial opportunity to consolidate the interaction with multiple web sites that users belong to in one single application. Immediate goals include the development of a software application that allows the end user to be updated by and update multiple online accounts at once.

Clearly defined goals, both short and long term, will be an intricate part of the daily decision making process within the organization.  It is with these defined goals in mind that allows Salient Products to feel confident with the many decisions required to maintain progressive working concepts.  Within the next 12 months, Salient Products Corporation plans to have all current projects designed, developed, quality-tested, and completed for online sale to direct markets.

Long term, Salient Products has adopted a basic outline by which future goals will be established.  As certain milestones are achieved at existing levels, new areas of design and development will be added.  These new areas translate into the introduction of more products and more features to offer our customers, including adding the API services for additional partners. As a part of Salient Products’ progressive attitude, evidenced by its applications, the Company will always be striving to keep up with the increasingly competitive market using new and innovative features and products. The Company’s intention is to portray itself as an innovative leader in the software application market sectors.

Industry Analysis and Competition

Industry and Trend Analysis

The growing social aspects of the Internet have created many opportunities for companies like Facebook, Yahoo!, WordPress and many others.  According to Mark Zuckerberg, founder of Facebook, the company reached 500 million active users on July 21, 2010 (http://blog.facebook.com/blog.php?post=409753352130). That is an important milestone as they are the first social networking web site to track that many active users. But it’s not just about the number of users. It’s also about how often they visit these popular sites and how long they stay on the site. According to The Nielsen Company report dated June 15, 2010, “The popularity of social media is undeniable – three of the world’s most popular brands online are social-media related (Facebook, YouTube and Wikipedia) and the world now spends over 110 billion minutes on social networks and blog sites. This equates to 22 percent of all time online or one in every four and half minutes. For the first time ever, social network or blog sites are visited by three quarters of global consumers who go online, after the numbers of people visiting these sites increased by 24% over last year. The average visitor spends 66% more time on these sites than a year ago, almost 6 hours in April 2010 versus 3 hours, 31 minutes last year.” This information can be verified at the following URL: http://blog.nielsen.com/nielsenwire/online_mobile/social-media-accounts-for-22-percent-of-time-online/.

That same report goes on to show that 54% of the World’s Internet population is visiting Facebook and 53% of the World’s Internet population is visiting Yahoo!, which includes their popular photo sharing service, Flickr, as of April 2010.

But in addition to social networking and sharing digital media online, the world of blogging is growing at a rapid rate as well. According to the Wall Street Journal in April of 2009, “there are almost as many people making their living as bloggers as there are lawyers. Already more Americans are making their primary income from posting their opinions than Americans working as computer programmers or firefighters.” That information was taken from the following article:  (http://online.wsj.com/article/SB124026415808636575.html).  That report also states that there were over 22 million bloggers in 2009, a number that Salient Products believes has been growing rapidly since then.

There are currently some other companies providing similar solutions, such as Seesmic, who offers online and desktop software to manage multiple accounts from one location. More information on their products can be found here: http://seesmic.com/. Their focus is primarily online and mobile but they have a desktop solution as well that is similar to the one we are developing.  At first glance we expect ours to be easier to use and include more blogging and photo/video/audio sharing than their program, which primarily focuses on social networking.

Another competitor to be aware of is PageOnce (www.pageonce.com). While they share the vision of having one place to manage multiple accounts, they primarily focus on financial online accounts and don’t have desktop solution. We feel that we are different enough from them again, in our mixture of the types of accounts we aim to include in our applications.

Salient Products has many potential competitors in the software and web industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of the Company’s competitors also offer a wider range of products; have greater name recognition and more extensive customer bases than we do.  These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer desires, undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Salient Products' endeavors.  The Comapny cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

With so many millions of potential end users and the fantastic growth of online sharing of opinions, content, and networking, Salient Products is confident that the market for our products versus the competition is favorable for us to carve out a niche that we think will better serve the masses as the best solution to manage multiple online accounts from one easy to use application.

Delineation of the Market Area and Identification of Target Markets

Obviously, our target market areas will be in synchronization with those services that we plan to partner with, the aforementioned Facebook, Twitter, Photobucket, Flickr, WordPress and Blogger, among many others. According to an article at Social Media Today citing Google’s Adplanner service, 69% of Facebook’s users are between the ages of 25 and 54.  That information can be found here: http://socialmediatoday.com/paulkiser/199133/social-media-3q-update-who-uses-facebook-twitter-linkedin-myspace. That same article goes on to show that 74% of Twitter users are in that same age range. This is clearly the age range of the population that we will target.

Salient Products’ software applications can be offered worldwide and marketing them will only have one boundary, the demarcation between developed and undeveloped countries.  The planned market areas will include North America, South America, Europe, Australia, and Asia.  Specific target markets will include:

1.
Social Networking Users. This is the main target sales demographic to be sought by Salient Products because the user pool is so large.  We know that there are over 500 million active users of just Facebook alone, not to mention the crossover and other users of sites like Twitter, MySpace, and others. We believe that most of these users have multiple social networking accounts, meaning that they will desire one location to update and be updated on all accounts at once.

2.
Photo and Video Web Site Users. This demographic is also very large and includes the active users for sites like Flickr, Photobucket, YouTube and others. Like with social networking, we believe that most of these users have multiple accounts within this type of online sharing, meaning that they will desire one location to update and be updated on all accounts at once.

3.
Bloggers. While this demographic is smaller with only around 22 million users, their importance is climbing. More and more people are putting their opinions online and there is significant cross-linking happening between these bloggers and journalists. A cursory review of popular blogs will show that most blogs are using links within them to back up their facts and opinions, meaning that journalism is shifting more towards online and blogging than ever before.

Marketing

Our long-term marketing activities will include traditional product marketing functions such as production of both hardcopy and on-line product and company promotional material, gathering of customer input for new product features and creation of sales product demonstrations in the future. As a long-term goal, we hope to generate awareness of our company and sales leads for our products through print and web-based advertising, and consumer events such as trade shows for new technologies and software providers. Additionally, we plan to build and maintain an extensive web site that is used to educate our customers and prospects about our products and services.

Online Marketing

With a target audience of over 500 million people who are all using popular online services, we feel that it’s important to maximize the marketing opportunities available to us.  We will place ads strategically in the most popular web sites that our target market frequents, blending our application into those who will be most interested in it.  We will also employ social networking tactics of our own to spread the word about our applications on the world’s most popular sites. Properly placed and managed social media networks for the company will provide Salient Products with tools to generate revenue from online purchases with comparatively little cash outlay.

Salient Products believes that building a web site to present and market its products is the most cost-effective way to gain customers.  Once the first software application is completed and tested, the Company feels that it can start generating revenues from online marketing with comparatively little cash outlay.  Using search-engine-optimization (SEO) tactics as well as online advertising, and cross-promotional links with popular social networking and blogging sites, we believe that we will be able to reach a global audience with the same capital as used to be necessary to reach a very local limited market.

Print Media

In order to properly brand Salient’s products, an extensive print media campaign will have to be utilized.  The pitfall to this method of marketing and branding is the relative high cost when compared to online marketing.  Although online sales growth statistics are overwhelmingly positive, strong competitors in the software industry still rely on traditional print media for product marketing and more importantly, product branding.  Advertising statistics show that a consumer generally needs to see a product 4 – 6 times prior to actively participating in a purchase.  Most rate cards for monthly publications are designed for the advertiser to purchase 6 consecutive months of advertising space to be effective in achieving its marketing/branding goal.

Media advertising will be monitored closely and handled as efficiently as possible. With magazine advertising costs mentioned above, publications will be carefully selected. Joint advertising campaigns will be sought out between Salient Products and larger partners such as software, hardware, mobile, travel,  and web related publications.  We do not currently have any joint advertising campaigns with larger partners.  Joint campaigns are a viable way to stretch the advertising dollar. Markets intended to be covered in our monthly media effort will include the “techies” and families that utilize social media outlets daily as well as people who travel frequently for work. With the associated costs of creating print media advertisements, a six month print media campaign can be quite expensive for our Company at the present.  We have done the necessary due diligence on this marketing medium and plan to incorporate this in our next phase of operations.

Consumer Events

Salient Products also plans to utilize tradeshows and other consumer events to promote its products and its brand.  As with print media, these events come with a relatively high cost when compared to online marketing.  Strong competitors in the software industry use these events for product marketing, new product releases, and product branding.  Having a presence at these events usually takes at approximately 3-6 months worth of planning and requires signage, representatives, samples, and other promotional materials.  We have done the necessary due diligence on this marketing medium and plan to incorporate this in our next phase of operations.

Once the Company feels that it has reached its next phase and that having a presence at certain events is advantageous, we plan to consider attendance and/or sponsorship signage for events such as the Consumer Electronics Show (www.cesweb.org), Search Marketing Expo (www.searchmarketingexpo.com), and Internet Expo & Digital Marketing (http://www.easyfairs.com/events_216/it-maessor-stockholm-2011_10415/internet-expo-2011_13666/).

12 Month Growth Strategy and Milestones

Our mission is to maximize shareholder value through expanding the scope of operations and evaluating and cultivating new and alternative revenue generating opportunities.  The Company is committed to development of new and innovative products.  While a strategic and wisely executed marketing campaign is key to expanding our customer base; providing new, cutting-edge, innovative products will position the Company in the best possible way for long term success.

The Company planned the goals and milestones based on raising $40,000 through this offering. We have taken careful consideration to budget the $40,000 to sustain operations for a twelve-month period following the closing of this offering.  In the event that we do not realize the full proceeds from this offering and are required to promptly return investor subscription proceeds, we will be forced to scale back our efforts to accommodate for a reduced amount of capital from other potential, yet unknown, sources.  In this event, the Company plans to have a strategic planning session to budget for this shortfall.

Note: The Company planned the milestones based on quarters following the closing of the offering.

Quarter

0-3 Months

•	Interview software developers, graphic designers, and web developers (will all be contractors)

•	Finalize the framework for the first version of software application

•	Explore online marketing options and return on investment (ROI)

•	Begin development of the first software application, a PC application that one can use to manage multiple online accounts in one place.

4-6 Months

•	Begin development of a web site using search-engine-optimization and our online marketing plan

•	Negotiate online merchant account with banks and with other providers such as PayPal

•	Continue extensive development and testing of the first version of the application (obtain “alpha” version)

•	Explore pay-per-click advertising costs on popular web sites

7-9 Months

•	Finish web site design, optimization, and e-commerce to take site “live”

•	Integrate shopping cart into web site for online sales and promotions

•	Determine online marketing venues based on budget (social networking sites, pay-per-click advertising, etc.)

•	Continue extensive development and testing of the software application and (obtain “beta” version)

•	Begin beta testing with friends and family (free versions given to test and provide feedback)

10-12 Months

•	Release the first public version of both the PC application for sale online

•	Analyze online marketing and make necessary changes for increased sales

•	Hire 1 support contract employee to assist with customer support/ service and some administrative duties as needed

•	Prepare 2 year marketing plan and find ways to consistently increase sales via online strategies and our marketing plan to be implemented at next phase

Patents and Trademarks

At the present we do not have any patents or trademarks.

Acknowledging the inherent risks involved in software development, we will assess the need for any patents or trademarks on a continuing basis to protect our main products.  Once the process is initiated, designs are initially protected under the Patent Pending Process provision while completing the full patenting process.  This protection will cover the United States, initially, also giving first priority to the European Community.

Need for any Government Approval of Products or Services

We do not require any government approval for our products or services.

Research and Development Activities

Other than time spent researching our proposed business the Company has not spent any funds on research and development activities to date.  Salient Products does plan to spend funds on Product Development as detailed in sections titled “Use of Proceeds”, “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation”.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Shehzad Peermahomed who currently devotes 10 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

Description of Property

We do not own any real property.  Our business is presently operated from the residence of our President located at 1852 31st Street, San Diego, CA 92102 .  Mr. Peermahomed, the sole officer and director of the Company provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”).  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.  The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $5,406 for the period from inception (November 19, 2010) to May 31, 2011.  As the Company's business operations have been focused on developing our business plan and market research, this raises substantial doubt about the Company's ability to continue as a going concern. Currently, the Company’s only source of capital is the $10,000 raised thus far and without additional capital, we could not conduct our planned operations for more than three months. Should the offering not be completed and all funds were returned to investors, we would need to seek additional capital in order to conduct planned business operations.

The following table provides selected financial data about our company for the period from the date of inception (November 19, 2010) through May 31, 2011.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

	May 31, 2011 (unaudited)	November 19, 2010 ( date of inception ) through November 30, 2010 (audited)

Cash	$6,844	$10,000

Total assets	$6,844	$10,000

Total liabilities	$2,250	$0

Shareholders’ Equity	$4,594	$10,000

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.  At this time, there have been no advances from our Officer and we are not expecting to need an advance from our Director to complete the registration process.  There are currently no material loans or advances and nothing written or having been considered regarding a loan or advance from any related parties, including our Director.

LIQUIDITY, CAPITAL RESOURCES, RESULTS OF OPERATIONS AND OPERATING PLAN

The following discussion is in regards to the operations of the Company and should be read in conjunction with the audited financial statements. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this prospectus. The financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2011, our current assets were $6,844 and our current liabilities were $2,250, which resulted in a working capital surplus of $4,594.  As of May 31, 2011 our current assets were comprised of $6,844 in cash.

As of fiscal year ended November 30, 2010, our current assets were $10,000 and our current liabilities were $-0-, which resulted in a working capital surplus of $10,000. As of fiscal year ended November 30, 2010, current assets were comprised of $10,000 in cash.

We believe that we have cash reserves to sustain our operations for the next six months, while we develop our operating plan.  We are dependent upon short term support from our founder and majority shareholder as we develop our operating plan; however, there is no commitment to fund any cash flow requirements.

 Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. As of May 31, 2011, net cash flows used in operating activities was $3,156.

Cash Flows from Financing Activities

We have financed our operations primarily from debt or the issuance of equity instruments. From inception through May 31, 2011,   net cash flows provided from financing activities was $10,000.   Cash flows from financing activities consisted of $10,000 from proceeds from issuance of common stock.

RESULTS OF OPERATIONS

For the three and six month periods ending May 31, 2011, and for the period from November 19, 2010 (date of inception) through May 31, 2011

As of May 31, 2011, we had not generated any revenue. Our operating expenses were $4,906, $5,406 and $5,406 for the three and six month periods ending May 31, 2011 and for the period from inception through May 31, 2011, respectively.  Our expenses consisted of professional (legal, audit and accounting) as well as costs associated with public filing and registration costs. We anticipate we will consistently incur general and administrative costs associated with our requirements as a public company.

Total loss from inception through May 31, 2011 was $5,406 or $0.00 per share. The weighted average number of shares outstanding was 10,000,000 as of May 31, 2011.

PLAN OF OPERATION

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period ended  November 30, 2010, Company has had no operations.  As of  November 30, 2010, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company did not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $0.00 for the period from Inception to November 30, 2010.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

If we are not successful in selling all of the shares in this offering, and are forced to return all of the funds, then we would need to raise additional capital in order to execute our plan of operations.  In this case, we believe that we could still interview software developers, conduct research with regard to online marketing and ROI, and develop the basic framework for the software applications.  However in this case, we would not be able to hire contractors to develop our product and hence would need additional capital in order to continue to exist.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are estimates only.  The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs.  Our 12 month budget is based on minimum operations which will be completely funded by the $40,000 raised through this offering.  If we begin to generate profits we will increase our marketing and sales activity accordingly.  We estimate sales to begin in the fourth quarter following closing of the offering.  Because our business is driven by actual sales of software applications, our revenue requirements will be reviewed and adjusted based on those actual sales.  The costs associated with operating as a public company are included in our budget.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.

The Company planned the goals and milestones based on raising $40,000 through this offering. We have taken careful consideration to budget the $40,000 to sustain operations for a twelve-month period following the closing of this offering.  In the event that we do not realize the full proceeds from this offering and are required to promptly return investor subscription proceeds, we will be forced to scale back our efforts to accommodate for a reduced amount of capital from other potential, yet unknown, sources.  In this event, the Company plans to have a strategic planning session to budget for this shortfall.

We plan to complete our milestones as follows:

0- 3 MONTHS

Management will concentrate on the completion of the Registration Statement as well as utilizing third party experts for graphical design and beginning software development of software applications.  We estimate this will cost approximately $5,000 and have budgeted this cost in the Wages/Contractor line item in the Use of Proceeds.  At this time, no verbal or written contracts have been made with any third parties. We also plan to continue with software development of current designs and estimate this will cost approximately $2,000 and this amount is budgeted in the Product Development line item in the Use of Proceeds.  Salient Products also plans to explore online marketing options and interview software and web developers.  The Company does not anticipate any fees associated with these duties and if any costs do arise they will come from the Working Capital line item in the Use of Proceeds.

4-6 MONTHS

During months 4-6 the Company will focus on developing our Online Marketing Website.  Salient Products has secured the domain name www.salientproducts.com.  According to the Web Design Cost Calculator found at http://www.howmuchdoesawebsitecost.com/, corporate web sites like the one that we desire start at around $3,000 if we utilize US Developers.  We have decided to keep the design to a minimum and as such the cost would be approximately $3,000 and is budgeted in the Sales and Marketing line item of the Use of Proceeds. The site that is planned will provide for easy navigation, display of all products, and concise company information and will be a fully functional website. The Company will continue to design and develop its PC-based software applications during this period as well.  We have budgeted $6,000 from Wages/Contractor line item to address this item. The Company plans to start negotiations for an online merchant account during this timeframe.

7-9 MONTHS

During this period we anticipate software development costs to decrease and the costs of software testing, Quality Assurance and Marketing costs to increase.  These costs are approximated at $5000 are budgeted in the Product Development line item of the Use of Proceeds.  We anticipate that our web site’s initial design will be complete but we will want to add E-Commerce to the site during this period.  The website will integrate a “shopping cart” for online sales and we will determine online marketing venues such as Google, Amazon and other vertical market venues such as software sites like www.software.com where we potentially could be listed among software titles from other companies. Based on the website resource mentioned above Web Design Cost Calculator found at (http://www.howmuchdoesawebsitecost.com/), the price difference from a basic designed website and an E-Commerce-enabled site is approximately $2,000.  The Company estimates it will cost approximately $2,000 for this project and this budgeted in the Sales and Marketing line item of the Use of Proceeds. Once the ecommerce functionality is added to the Company’s website, the website will be able to display company information, all products, and be robust enough to generate significant online sales.  While it is possible that the cost to build a fully functional website could greatly exceed $9,000, we are confident that the budgeted $5,000 to $9,000 for the website is sufficient and will provide us with a website that can generate a significant amount of sales.

10-12 MONTHS

Salient Products is hopeful that during this period we will launch the initial version of our PC-based software application for public sale on our web site.  We will continue to analyze online marking efforts and make necessary changes for increasing sales.  Updates to the web site to increase sales are estimated at $2,000 and the Company has allocated $1,000 from the Sales and Marketing budget and $1,000 from the Wages/Contractor budget to address the plans listed. Future long-term plans are to prepare a detailed two year marketing and software development plan to launch software updates and possibly new software applications on a regular basis after sales warrant growth of this type.

We will have certain costs associated with the ongoing disclosure and filing requirements under the Exchange Act of 1934, as amended, as a reporting company. These costs include accounting and auditing fees, legal fees and edgarizing/filing fees. These fees will be approximately $25,000 on an annual basis. We intend to use a certain amount of the funds raised in this Offering as working capital, which will be allocated towards payment of such expenses. We also believe thereafter that the generation of revenues from our business operations will be sufficient to pay for these expenses. If we do not generate sufficient revenue for payment of these expenses, we will obtain funds through the raising of capital through either private or public offerings.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Critical Accounting Policies

A. Basis Of Accounting

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a November 30 year end.

B. Basic Earnings Per Share

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.  No significant realized exchange gains or losses were recorded from inception (November 19, 2010) to November 30, 2010.

C. Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $10,000 in cash and cash equivalent at November 30, 2010.

D. Use Of Estimates And Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E. Income Taxes

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

New Accounting Pronouncements

Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Financial Disclosure

Our fiscal year end is November 30.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, November 19, 2010, to November 30, 2010 are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The names and ages of our directors and executive officers are set forth below:

Directors and Executive Officers

Name	Age	Position
Shehzad Peermahomed	40	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and Chairman of the Board of Directors (1)

(1) Mr. Peermahomed will serve as a director until the next annual shareholder meeting.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Background of Executive Officers and Director

The following information sets forth the backgrounds and business experience of the directors and executive officers.

SHEHZAD PEERMAHOMED, PRESIDENT/CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER/CHIEF FINANCIAL OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

Mr. Peermahomed has 17 years of experience in financial services and management.  From June 1994 until January 1999, Mr. Peermahomed worked as an Investment Advisor for InterFirst Capital Corp, based in Los Angeles, CA, advising clients and managing over $50 million in client assets.  During this time, March 1996 through June 1997, Mr. Peermahomed guest lectured to students at the Anderson School of Business at the University of California, Los Angeles (UCLA) - his areas of focus were Technical Analysis and Options trading.  From January 1999 to September 2001, Mr. Peermahomed was a Financial Advisor in Los Angeles, CA with GlobaLink Securities, Inc, where he managed client portfolio's totaling $75 million and assessed client's risk management positions.

From September 2001 until April 2002, Mr. Peermahomed served as President of First Atlanta Securities, Inc, located in Destin, FL.  He was brought into to turn around and make the Firm profitable. Mr. Peermahomed managed several brokers, who managed over 8000 client accounts as well as the administrative staff.  The brief management experience inspired Mr. Peermahomed to start his own financial services company.

From June of 2002 until May 2008, Mr. Peermahomed founded and operated his own financial advisory business in Santa Monica, CA, which provided consulting advice for Insurance, Real Estate and Estate Planning to a client base with over $130 million in assets.

In June of 2008 until Present, Mr. Peermahomed is a founding member and managing Director of Mane Decessus, Inc, an investment holding company and venture capital firm.  Mr. Peermahomed analyzes and reviews business plans and prospectuses and directs investments for the firm’s clients in the Real Estate, Health Care, Retail and Technology arenas.

Mr. Peermahomed has a passion for traveling, tennis and Formula One racing.  He also describes himself as a Philanthropist in Training.  He has volunteered for several years for Focus Humanitarian Assistance and the Partnership Walk in Los Angeles, CA.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Executive Compensation

Currently, our officer and director receives no compensation, other than shares of common stock previously issued, for his services during the development stage of our business operations.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

Our founder and previous President, Matthew Turnbull, received no compensation of any kind from date of inception through his resignation on March 21, 2011.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position	Year	Salary	Bonus	Stock Awards	Option Award(s)	Non-equity incentive plan Compensation	Non-qualified deferred Compen-sation Earnings	All other compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Shehzad Peermahomed (1), President, Secretary and Chairman of the Board of Directors	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)   There is no employment contract with Mr. Peermahomed at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  No amounts have been paid to, or accrued to, our director in such capacity.

Employment Contracts and Officers’ Compensation

Since the date of incorporation on November 19, 2010 Salient Products Corporation has not compensated Mr. Peermahomed, the President, Secretary and Treasurer. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Beneficial Ownership
Amount and Nature of Beneficial Ownership Percent of Class (1)(2)

Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering(3)

Common Stock	Shehzad Peermahomed	10,000,000	10,000,000	100%	71.43%
	1852 31st Street
	San Diego, CA 92102

Common Stock	All Executive Officers and Directors as a	10,000,000	10,000,000	100%	71.43%
	Group (1)

(1)
The percentages are based on a Before-Offering total of 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus and assume none of the 10,000,000 shares of our selling security holders’ shares will be sold and all of the $4,000,000 shares registered in the offering will be sold.

(2)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)
Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by Salient Products Corporation.  The aggregate amount of shares to be issued and outstanding after the offering is 14,000,000.

Future Sales By Existing Stockholder

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

Certain Relationships and Related Transactions

Shehzad Peermahomed is our sole officer and director.  We are currently operating out of the premises of Mr. Peermahomed, the officer and director of our Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees. We do not presently have any independent directors.  We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company.  Our Board of Directors is comprised of our President, Shehzad Peermahomed.  We intend to seek independent directors for our board of directors when the Company begins generating revenues and we are able to provide compensation for our board of director members.

At the date of incorporation, a stock subscription was received for 10,000,000 shares of our $0.001common stock, at par for $10,000, which was received as of November 30, 2010.

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.  At this time, there have been no advances from our Officer and we are not expecting to need an advance from our Director to complete the registration process.  There are currently no material loans or advances and nothing written or having been considered regarding a loan or advance from any related parties, including our Director.

“Additionally, our past President, Matthew Turnbull organized and founded Salient Products Corporation and is considered a “promoter” by Rule 405 under the Securities Act of 1933.  Mr. Turnbull resigned on March 21, 2011 after appointing Mr. Peermahomed as President.  Mr. Turnbull was not compensated in any way for the appointment of Mr. Peermahomed by consideration from the Company or any third party.”

Transactions With Related Persons, Promoters and Certain Control Person

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.

Item 12. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
SALIENT PRODUCTS CORPORATION
(A Development Stage Company)
For the Period from November 19, 2010 (date of inception)
Through November 30, 2010

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Salient Products Corporation:

I have audited the balance sheets of Salient Products Corporation as of November 30, 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the year then ended and for the period November 19, 2010 (date of inception) through November 30, 2010.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Salient Products Corporation as of November 30, 2010, and the results of its operations and its cash flows for the year then ended and for the period November 19, 2010 (date of inception) through November 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
April 12, 2011

Salient Products Corporation
(A Development Stage Corporation)

Balance Sheet
As of November 30, 2010

Assets
Cash	$10,000
Total Current Assets	10,000

Total Assets	$10,000

Liabilities and Stockholders’ Equity
Stockholders’ Deficit:
Preferred Shares; $.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding
Common stock; $0.001 par value; 70,000,000 shares authorized; 10,000,000 shares issued and outstanding	$10,000
Capital in excess of par value	-----
Accumulated deficit during development stage	-----
Total Stockholders’ Equity	10,000
Total Liabilities and Stockholders’ Equity	$10,000

The Accompanying notes are an integral part of the financial statements

Salient Products Corporation
(A Development Stage Company)

Statement of Operations
For the period from November 19, 2010 (date of inception) through November 30, 2010

Revenues	$-

Operating expenses
General and administrative	-

(Loss) from operations	-

Other income (expense)
Interest income	-
Interest expense	-
Loss before income taxes	-

Income tax benefit (provision)	-
Net (Loss)	$-

Basic and diluted loss per common share	$-

Basic and diluted weighted average common shares outstanding	10,000,000

The accompanying notes are an integral part of the financial statements.

Salient Products Corporation
 (A Development Stage Corporation)

Statement of Stockholders’ Deficit
For the period November 19, 2010 (date of inception) through November 30, 2010

			Capital in		Total
	Common Stock		Excess of	Accumulated	Stockholders’
	Shares	Amount	Par Value	Deficit	Deficit

Balance November 19, 2010 (date of inception)	0	$0	$0	$0	$0
Issuance of common stock for cash (November 19, 2010)	10,000,000	10,000	0	0	10,000
Net loss for the period November 19, 2010 (date of inception) through November 30, 2010	0	0	0	0	0
Balance November 30, 2010 (audited)	10,000,000	$10,000	$0	$0	$10,000

The accompanying notes are an integral part of the financial statements.

Salient Products Corporation
(A Development Stage Corporation)

Statement of Cash Flows
For the period November 19, 2010 (date of inception) through November 30, 2010

Operating activities
Net loss	$-
Adjustments to reconcile net loss to net cash used
by operating activities:
Net cash used by operating activities	-

Financing activities
Proceeds from issuance of common stock	10,000
Net cash provided by financing activities	10,000

Net increase (decrease) in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$10,000

Supplemental information:
Cash paid during the year for interest	$-
Cash paid during the year for taxes	$-

The accompanying notes are an integral part of the financial statements.

Salient Products Corporation
 (A Development Stage Corporation)

Notes to Audited Financial Statements
For the Period from November 19, 2010 (date of inception) through November 30, 2010

1.  Background Information.

Salient Products Corporation, a Nevada corporation, is a development stage company with a principal business objective of selling computer software programs.  The Company plans to have its initial software product be a PC-based software application for end users.  The software application will be a module that allows the end-user to control multiple social networking and digital content online accounts in one place.  This will be of particular interest to end users who want to have one central location to control their multiple online accounts for entertainment, social networking, blogging, and more.

We plan to stay on the cutting edge of the constantly changing online  and software application market and our goal is to create a quality reputation within the software community and marketplace.  Salient Products conducted research on various marketing venues and plans to sell our initial applications through our own online retail website to end users who want to manage their multiple accounts with other online providers from one central software application.

2.  Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended November 30, 2010 the Company has had no operations.  As of November 30, 2010 the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.  Significant Accounting Policies.

The significant accounting policies followed are:

FASB Codification - In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in our Form S-1 now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Common stock - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and cost recognition – The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs - The Company’s policy regarding advertising is to expense advertising when incurred.

Research and development expenses - Expenditures for research, development, and engineering of products are expensed as incurred.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10), at inception. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Earnings (Loss) Per Share - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti*dilutive and thus are excluded from the calculation. At November 30, 2010 (audited) and February 28, 2011 (unaudited), the Company did not have any potentially dilutive common shares.

Financial instruments – In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2010 (audited) and February 28, 2011 (unaudited). The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

On November 19, 2010, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Subsequent events  - Subsequent events have been evaluated through the date of the filing.

Recent accounting pronouncements

In June 2009, the FASB issued new accounting guidance that established the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative GAAP to be applied by nongovernmental entities, except for the rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. This new guidance became effective for interim and annual periods ending after September 15, 2009. Other than the manner in which new accounting guidance is referenced, the Codification did not have an effect on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. The impact of this ASU did not have a material impact on our financial statements.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

4.  Income Taxes.

There is no current or deferred income tax expense or benefit for the period ended November 30, 2010.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

November 19, 2010 (date of inception) through November 30, 2010
Tax benefit at U.S. statutory rate	$	-----

State income tax benefit, net of federal benefit		-----
$
Valuation allowance		-----

Tax Benefit	$	-----

The Company did not have any temporary differences for the period from November 19, 2010 (date of inception) through November 30, 2010.

5.  Related Party Transactions

On November 19, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

6.   Equity

The Company has been authorized to issue 75,000,000 shares, $.001 par value, of which 70,000,000 shares have been designated as common shares and 5,000,000 have been designated as preferred shares.

Preferred shares have been designated; however no shares have been issued as of the date of this report.  Preferred shares have not been defined, however the classification will have preferred distribution upon liquidation as well as a separate voting preference, to be defined at a later date.

As described above, on November 19, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000.  Common shares are entitled to one vote per share.

INDEX TO FINANCIAL STATEMENTS
SALIENT PRODUCTS CORPORATION
(A Development Stage Company)
For the period from November 19, 2010 (date of inception)
through May 31, 2011

Balance Sheets, May 31, 2011 (unaudited) and November 30, 2010 (audited)	F-12

Statements of Operation, for the three and six month periods ended May 31, 2011 and the period November 19, 2010 (date of inception) through May 31, 2011 (unaudited)	F-13

Statement of Stockholder’s Equity, for the period November 19, 2010 (date of inception) through May 31, 2011 (unaudited)	F-14

Statements of Cash Flows, for the six month period ended May 31, 2011(unaudited) and the period November 19, 2010 (date of inception) through May 31, 2011 (unaudited)	F-15

Notes to the Unaudited Financial Statements	F-16

Salient Products Corporation
(A Development Stage Corporation)

Balance Sheets

	May 31,	November 30,
	2011	2010
	(unaudited)	(audited)
ASSETS
Current Assets
Cash and cash equivalents	$6,844	$10,000
Total Current Assets	6,844	10,000

TOTAL ASSETS	$6,844	$10,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,250	$-
Total Current Liabilities	2,250	-

TOTAL LIABILITIES	2,250	-

Stockholders' Equity
Preferred Shares; $.001 par value; 5,000,000 shares
authorized; 0 shares issued and outstanding
Common stock: 75,000,000 authorized; $0.001 par value
10,000,000 shares issued and outstanding	10,000	10,000
Accumulated deficit during development stage	(5,406)	-
Total Stockholders' Equity	4,594	10,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,844	$10,000

The Accompanying notes are an integral part of the financial statements

Salient Products Corporation
(A Development Stage Company)

Statements of Operations
For the Three and Six Month Periods Ended May 31, 2011 and
for the period from November 19, 2010 (date of inception) through May 31, 2011

			November 19, 2010
	For the Three Months Ended	For the Six Months Ended	(inception)
			through
	May 31,	May 31,	May 31,
	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)

Revenues	$-	$-	$-

EXPENSES
Operating Expenses
General and administrative	4,906	5,406	5,406
Total operating expenses	4,906	5,406	5,406

Net loss from operations		(5,406)	(5,406)

NET LOSS	$-	$(5,406)	$(5,406)

BASIC AND DILUTED LOSS PER SHARE	$-	$(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of the financial statements.

Salient Products Corporation
 (A Development Stage Corporation)

Statement of Stockholders’ Equity
For the Period November 19, 2010 (date of inception) through May 31, 2011

				Accumulated
			Additional	Deficit
	Common Stock		Paid in	Development
	Shares	Amount	Capital	Stage	Total

Balance at Inception, November 19, 2010	-	$-	$-	$-	$-
Issuance of common stock to founders, November 19, 2010 valued at $0.001 per share	10,000,000	10,000	-		10,000

Net income				-	-

Balance, November 30, 2010	10,000,000	$10,000	$-	$-	$10,000

Net loss (unaudited)				(5,406)	(5,406)

Balance, May 31, 2011	10,000,000	$10,000	$-	$(5,406)	$4,594

The accompanying notes are an integral part of the financial statements.

Salient Products Corporation
(A Development Stage Corporation)

Statements of Cash Flows

	For the	November 19, 2010
	six months ended	(inception) through
	May 31, 2011	May 31, 2011
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,406)	$(5,406)
Changes in assets and liabilities:
Accounts payable and accrued expenses	2,250	2,250
Net Cash Used in Operating Activities	(3,156)	(3,156)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	-	10,000
Net Cash Provided by Financing Activates	-	10,000

Net increase (decrease) in cash and cash equivalents	(3,156)	6,844
Cash and cash equivalents, beginning of period	10,000	-
Cash and cash equivalents, end of period	$6,844	$6,844

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of the financial statements.

Salient Products Corporation
 (A Development Stage Corporation)

Notes to Unaudited Financial Statements

For the year ended November 30, 2011 and the period from
November 19, 2010 (date of inception) through May 31, 2011

1.  Background Information.

Salient Products Corporation, a Nevada corporation, is a development stage company with a principal business objective of selling computer software programs.  The Company plans to have its initial software product be a PC-based software application for end users.  The software application will be a module that allows the end-user to control multiple social networking and digital content online accounts in one place.  This will be of particular interest to end users who want to have one central location to control their multiple online accounts for entertainment, social networking, blogging, and more.

We plan to stay on the cutting edge of the constantly changing online  and software application market and our goal is to create a quality reputation within the software community and marketplace.  Salient Products conducted research on various marketing venues and plans to sell our initial applications through our own online retail website to end users who want to manage their multiple accounts with other online providers from one central software application.

2.  Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period May 31, 2011 (unaudited), the Company has had no revenue generating operations and has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.  Significant Accounting Policies.

The significant accounting policies followed are:

Basis of Presentation
The financial statements and related disclosures as of May 31,2011 and for the three and six months ended May 31, 2011 and for the period November 19, 2010 (date of inception) through May 31, 2011 are unaudited, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) have been omitted pursuant to such rules and regulations.

The Financial Statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (GAAP) of the United States.  In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents
All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Common stock
The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and cost recognition
The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred.

Research and development expenses
Expenditures for research, development, and engineering of products are expensed as incurred.

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10), at inception. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Earnings (Loss) Per Share
Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.  As of May 31, 2011the Company did not have any potentially dilutive common shares.

Subsequent events
Subsequent events have been evaluated through the date of the filing.

Recent accounting pronouncements
Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

4.  Income Taxes.

There is no current or deferred income tax expense or benefit for the three and six month periods ended May 31, 2011.  The Company did not have any temporary differences as of November 30, 2010 (audited) and May 31, 2011 (unaudited).

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

5.  Related Party Transactions

On November 19, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

6.   Equity

The Company has been authorized to issue 75,000,000 shares, $.001 par value, of which 70,000,000 shares have been designated as common shares and 5,000,0000 have been designated as preferred shares.

Preferred shares have been designated, however no shares have been issued as of the date of this report.  Preferred shares have not been defined, however the classification will have preferred distribution upon liquidation as well as a separate voting preference, to be defined at a later date.

As described above, on November 19, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000.  Common shares are entitled to one vote per share.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until  (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Salient Products Corporation in connection with the sale of the securities being registered.  All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$4.64
Federal taxes, state taxes and fees	0.00
Blue Sky Qualifications	800.00
Accounting Fees and Expenses	2,500.00
Legal and Professional Fees and Expenses	1,500.00
EDGAR Fees and Expenses	700.00

Total	$5,504.64

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 14. Indemnification of Directors and Officers.

Salient Products’ Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Salient Products Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Salient Products Corporation request as an officer or director. Salient Products Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Salient Products’ best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Salient Products Corporation shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Salient Products Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Salient Products Corporation or is or was serving at the request of Salient Products Corporation as a director, officer, employee or agent of Salient Products Corporation partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Salient Products Corporation. Salient Products Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Salient Products Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission.  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Item 15. Recent Sales of Unregistered Securities.

On November 19, 2010, the Company sold 10,000,000 shares of its $0.001 unregistered common stock to our President, Shehzad Peermahomed, for $10,000. The sale did not involve the use of an underwriter, advertising or public solicitation. The securities bear a restrictive legend; and, no commissions were paid in connection with the sale of any securities.   Since inception, we have not sold any other shares of our common stock. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.  All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion Regarding Legality and Consent of Counsel: by Diane Dalmy
23.1	Consent of Experts and Counsel: Independent Auditor’s Consent C.P.A
23.2	Consent of Experts and Counsel (see Exhibit 5)
99.1	Subscription Agreement*
99.2	Escrow Agreement
_____
*Previously filed

Item 17. Undertakings.

(a) Rule 415 Offering.  The undersigned registrant hereby undertakes to:

(1)       File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3)        File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       Request for Acceleration of Effective Date.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)      That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)      Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on August 30 , 2011.

(Registrant)
SALIENT PRODUCTS CORPORATION

By:	/s/ Shehzad Peermahomed
Shehzad Peermahomed, President/Chief Executive Officer

By	/s/ Shehzad Peemahomed
Shehzad Peemahomed, Treasurer/Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Shehzad Peermahomed	Principal Executive Officer, Principal Accounting Officer,	August 30 , 2011
Shehzad Peermahomed	Chief Executive Officer, Secretary, Chairman of the Board of Directors